EXHIBIT 10.15
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made and entered into on August 12, 2005 (“Effective Date”) by and between MAKO Surgical Corp. (“MAKO”) with a principle place of business at 2901 Simms Street, Hollywood, Florida 33020 and Martin W. Roche, M.D. (“Consultant”) currently residing at 2320 Delmar Place, Ft. Lauderdale, Florida 33301.
Recitals
Whereas, MAKO is engaged in the development of advanced technologies and procedures for the orthopaedic minimally invasive total joint market; and
Whereas, MAKO desires to engage a qualified and experienced orthopaedic surgeon who has knowledge and insight related to orthopaedic medical devices and supplies, their use and clinical application as well as the state of the industry; and
Whereas, Consultant is a qualified and experienced orthopaedic surgeon, duly licensed in the state of Florida who desires to provide such knowledge and insight on an independent contractor basis.
Now, therefore, in consideration of these recitals and of the mutual agreements, covenants, terms and conditions of this Agreement, the parties hereto agree as follows:
Article 1: Services
1.1 Services to be Rendered by Consultant: Consultant shall provide to MAKO the Services described in Attachment A at such reasonable dates and times as MAKO may specifically request in writing. Each of MAKO’s requests for Services shall be in writing in sufficient detail to provide clear instructions to Consultant and to allow MAKO to verify that Consultant performed the Services requested.
1.2 Performance Standards: Consultant shall perform the Services competently, diligently and to the best of Consultant’s ability, experience and talents.
1.3 Compliance: Consultant will provide Services hereunder in compliance with: 1) all applicable federal, state, and local laws and regulations including but not limited to the Federal Healthcare Programs Antikickback Statute and the Federal Food, Drug and Cosmetic Act; 2) the generally accepted standards of Consultant’s profession; 3) relevant industry guidelines and codes of ethics, including the Advanced Medical Technology Association’s Code of Ethics for Interactions with Health Care Professionals (“AdvaMed Code”); and 4) all MAKO policies and procedures.
Article 2: Compensation
2.1 Payment for Services: MAKO will pay Consultant for each Service requested by MAKO and performed by Consultant as set forth in Attachment A. Any cash payments due are payable within thirty (30) days from the date MAKO receives from Consultant an undisputed Services Report (as described in Section 2.3 below) detailing the Services performed. Any Grant of a Nonqualified Stock Options (as such terms are defined in the MAKO 2004 Stock Incentive Plan (the “Option

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

Plan”), shall be made pursuant to and conditioned upon the terms set forth in Attachment A, the attached NSO Agreement and the Option Plan.
2.2 No Payments in Excess of Legal Limits: The Parties acknowledge and agree that the compensation paid under this Agreement is intended to be consistent with fair market value in an arm’s length transaction and is not intended, directly or indirectly, to compensate Consultant for ordering, using, or recommending MAKO’s products. If at any time during the Term, MAKO determines reasonably and in good faith that any payment made or to be made under this Agreement is no longer consistent with fair market value or may be a violation of any applicable law, regulation or industry guideline, then MAKO is not obligated to pay any amount higher than the amount, if any, that MAKO reasonably and in good faith determines is permitted under such law, regulation or industry guideline.
2.3 Services Reports: Consultant shall provide a written quarterly Services Report, in a form approved by MAKO, detailing the Services performed by Consultant during the preceding quarter within five (5) days of the end of each calendar quarter. Each Services report shall include: a detailed description of each Service performed; the date each Service was performed; and the number of hours spent by Consultant performing the Service. MAKO has no obligation to pay compensation pursuant to this Agreement until and unless Consultant has completed and MAKO has received a timely, undisputed Services Report in sufficient detail for MAKO to verify Consultant’s performance of the Services for which compensation is requested. MAKO reserves the right to withhold payment for any disputed Services.
2.4 Business-Related Expenses: MAKO will reimburse Consultant for reasonable expenses of travel, lodging, daily meals, and other necessary and reasonable business expenses incurred by Consultant in the performance of the Services, provided that such expenses are:
(a) authorized by MAKO before Consultant incurred them;
(b) supported by original receipts or other supporting documentation; and
(c) submitted along with the Services Report describing the Services in connection with which the business expenses are claimed.
All expenses for which Consultant requests reimbursement must be modest and consistent with all applicable laws, regulations and industry guidance.
2.5 Taxes, Fees, and Levies: The Parties acknowledge and agree that any compensation received under this Agreement is gross of any taxes, fees, and levies of any nature whatsoever which may be imposed by any authority with jurisdiction over any amounts received under this Agreement. Consultant is solely responsible for the payment of all such taxes, fees, and levies.
Article 3: Term and Termination
3.1 Term: The Agreement commences on the Effective Date and expires on the second anniversary of the Effective Date (the “Term”), unless sooner terminated as provided in this Article.
3.2 Termination Without Cause: Either Party may terminate this agreement, with or without cause, upon at least thirty (30) days advance written notice of the termination to the other Party. However, in the event of the termination of the Agreement under this Section prior to the end of the first year

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

of the Term, the Parties may not enter into a new agreement for the same Services for at least one (1) year from the Effective Date.
3.3 Termination With Cause: MAKO may terminate this Agreement immediately, upon written notice to Consultant upon the occurrence of any of the following:
     (a) Consultant’s conviction of any felony, any business crime, or any crime relating to Consultant’s honesty or integrity.
     (b) Consultant’s license to practice any licensed profession in any state is suspended, revoked, or limited, or Consultant is reprimanded or censured by any federal or state licensing or regulatory agency.
     (c) Consultant’s exclusion from participation in Medicare, Medicaid or another Federal Health Care Program (as defined in 42 U.S.C. § 1320a-7b(f)).
     (d) Consultant’s material breach of this Agreement.
Consultant shall promptly notify MAKO if any of these events occur.
3.4 Effect of Termination or Expiration: In the event of early termination of this Agreement, MAKO is obligated to pay only for Services performed up to the effective date of such termination.
Article 4: Relationship of the Parties
4.1 Independent Contractor: In performing this Agreement, the Parties are, at all times, acting and performing as independent contractors. Nothing in this Agreement shall be construed to create any partnership, joint venture, principal-agent, or employer-employee relationship among the Parties. Neither Consultant nor any agent, representative, associate, or employee of Consultant is an agent, representative, or employee of MAKO for any purpose.
4.2 No Obligation: The Parties acknowledge and agree that Consultant is not required to use, order or recommend MAKO products as a condition of this Agreement.
4.3 Limitation on Authority: Except as explicitly permitted in this Agreement, Consultant may not incur any liability on MAKO’s behalf nor bind MAKO to any contractual or payment obligation without MAKO’s prior written consent.
4.4 Authority: The Parties represent and warrant that they have full right and authority to enter into this Agreement under applicable law. Consultant will secure any required or necessary notifications or approvals to provide Services under this Agreement.
Article 5: Confidentiality
5.1 Confidential Information: Consultant acknowledges that, in the performance of the Services hereunder, Consultant may obtain access to Confidential Information of MAKO. As used herein, Confidential Information means all information that is disclosed to Consultant by or on behalf of MAKO, learned by Consultant pursuant to the Services hereunder, or developed or generated in whole or in part by Consultant pursuant to the Services hereunder including, without limitation, any technical or non-technical information, data, inventions, improvements, processes, devices, products, know-how, ideas, concepts, designs, prototypes, samples, models, drawings, specifications, business plans, and the like, whether in written, oral or tangible form and relating in

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

any way to MAKO business or potential business operations or with respect to MAKO research and development activities (including but not limited to new orthopaedic products). Any reports prepared by Consultant for or on behalf of MAKO shall also be deemed Confidential Information.
5.2 Obligation of Confidentiality: Consultant agrees, during and after the Term of this Agreement, unless specifically permitted in writing by MAKO, to retain in confidence and not disclose to any third party any such Confidential Information and to use only for the purpose of carrying out the Services hereunder any such Confidential Information.
5.3 Return of Confidential Information: Upon completion of the work hereunder or other termination of this Agreement, Consultant will return to MAKO all documents (including all copies thereof) and all tapes or other embodiments of information or data in each case containing or constituting Confidential Information disclosed to or generated by Consultant in connection with this Agreement as well as any samples, models or prototypes.
Article 6: Ideas/Assignment
6.1 Ownership of Inventions Arising from the Services: Consultant assigns and agrees to assign to MAKO any ideas, inventions, improvements, or suggestions (“Inventions”) arising from Consultant’s interaction with MAKO prior to execution of this Agreement (excluding those inventions specifically set forth on Schedule 1 hereto which shall be owned by Consultant) and performance of the Services under this Agreement, whether made alone or in conjunction with others. Consultant will disclose such Inventions fully to MAKO and help MAKO file for patents or seek other protection, at no cost to Consultant. Consultant represents and warrants that Consultant has full right to assign the Inventions and that all persons that work for Consultant on the Services are bound by this Section and have the right to assign such Inventions to MAKO.
6.2 Ownership of Inventions Not Arising from the Services: Inventions not arising during the course of the performance of the Services remain Consultant’s property and will be disclosed to MAKO only if the Parties have a separate agreement specifically pertaining to such disclosure. MAKO may use all Inventions Consultant discloses to MAKO in the absence of such agreement for any purpose and without additional compensation.
Article 7: Miscellaneous
7.1 Conflicting Work: Consultant represents and warrants that, during the term of this Agreement, he will not engage in any work for others involving the same or similar subject matter as to which Consultant is performing Services hereunder. Consultant further represents and warrants that he will not enter into any agreement, arrangement or understanding that would conflict with this Agreement or prevent Consultant from performing the Services hereunder during the Term of this Agreement.
7.2 Notices: All notices provided pursuant hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person, by overnight mail through a recognized delivery service providing proof of delivery or by registered or certified mail, return receipt requested, to the address set forth on the first page hereof, or to such other address designated by written notice to the other party in accordance with this Section 8.1.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

7.3 Amendments; Waiver: No amendments, changes, extensions, or modifications to this Agreement are valid and binding except if in writing and signed by the Parties. Waiver by any Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any prior, concurrent or subsequent breach. None of the provisions of this Agreement are considered waived by any Party except when such waiver is given in writing.
7.4 Governing Law: This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without regard to conflict of laws principles. Exclusive venue for any and all actions to resolve disputes between the Parties shall lie in Broward County, Florida.
7.5 Severability: Should any clause, term, or provision of this Agreement be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or in conflict with any law, the legality, validity and enforceability of the remaining clauses, terms and provisions shall not be affected or impaired thereby.
7.6 Assignment: This Agreement may not be assigned by Consultant.
7.7 Entire Agreement: This Agreement and the Attachment hereto constitute the entire agreement and understanding between the Consultant and MAKO with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, representations and statements, if any, regarding the subject matter contained herein or therein, whether oral or written. This Agreement shall not be modified, altered or amended in any way except in writing duly executed by the Consultant and MAKO.
7.8 Counterparts; Facsimile Signatures: This Agreement may be executed in counterparts, each of which are deemed to be original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Agreement.
*   *   *   *   *

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

In Witness Whereof, the Parties have duly executed this Agreement as of the date set forth above as the Effective Date.

MAKO Surgical Corp.		Martin W. Roche, M.D.
2091 Simms Street		2320 Delmar Place,
Hollywood, Florida 33020		Ft. Lauderdale, Florida 33301

By:	/s/ Maurice R. Ferré	Signature:	/s/ Martin Roche

Maurice R. Ferré M.D.		Title:	MD
President & CEO		Soc. Sec. No.:	[***]
Date:	8-12-05	Date:	8-13-05

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

Attachment A
A1 Services: Consultant shall perform the following Services that are marked with an “X” at MAKO’s specific written request at the hourly rate specified in A2 of this Attachment:
☑	Training and Education Programs. Consultant shall prepare and present scientific, clinical and related professional information about MAKO Products and related procedures at MAKO-sponsored training and education seminars, meetings and other programs. When presenting at any such program, Consultant shall disclose the existence of the relationship between Consultant and MAKO created by this Agreement to the program attendees.

☑	Sales Meeting Preparation. Consultant shall prepare a presentation for MAKO sales staff about MAKO Product(s).

☑	Product Review Meetings. Consultant shall attend and participate in face-to-face meetings and telephone conferences to discuss MAKO product design and otherwise review MAKO products with MAKO marketing and engineering personnel.

☑	Product Development Support. Consultant shall provide additional services related to product development, including, but not necessarily limited to, assisting MAKO in preparing patent applications and defending patent infringement suits related to MAKO products, rendering assistance in satisfying U.S. Food and Drug Administration and similar foreign regulatory requirements concerning MAKO products.

☑	Group Consultative Meetings. Consultant shall attend and participate in focus groups, think tanks and other group consultative meetings sponsored and held by MAKO and prepare materials for such meetings.

☑	MAKO-Sponsored Research. Consultant shall assist MAKO with designing MAKO-sponsored research protocols or other matters related to MAKO-sponsored research.

☑	Other Services. Consultant shall perform other services specifically requested by MAKO in writing.
A2 Hourly Rate: Consultant shall perform the Services listed in Section A1 of this Attachment at an hourly rate of [***] dollars ($[***]) per hour.
A3 Option Grant: As of this Agreement, Consultant shall receive a grant of Nonqualified Stock Option (NSO), issued pursuant and subject to the MAKO 2004 Stock Incentive Plan (the “Option Plan”), entitling Consultant to purchase Ten Thousand (10,000) shares of the MAKO Common Stock (the “Option Grant”). The per share purchase price for the NSO issued to Consultant shall be $0.42, which is the fair market value of such Common Stock at the time of this Option Grant. The Option Grant shall be made pursuant and subject to the terms and conditions (including, without limitation, terms and conditions pertaining to vesting) of the NSO Agreement (with associated exhibits) between MAKO and Consultant, a copy of which is attached hereto.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

Schedule 1
Inventions of Consultant, Owned by Consultant, Arising Prior to the Agreement
[TO BE PROVIDED]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement

SCHEDULE 1
I have been working on these ideas and projects prior to my working relationship with MAKO.
1.)	Sensors:

I have submitted patents for [***]. This relates to information [***].

2.)	Knee Implants
A.) I have been working on a [***].

B.) I have been discussing various [***] with [***] regarding [***].

C.) I am a clinical evaluator for [***]. (I do not feel these will interfere with retractors etc for the Robot)

D.) I am working on a [***]. This is with the Company [***]. It should not interfere with your implants
3.)	I am presently evaluating [***].

4.)	I am working with [***] on [***]

5.)	Patent pending on [***]
Sincerely,
/s/ Martin Roche MD
Martin Roche MD

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dr. M. Roche — Consulting Agreement